UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	November 15, 2019

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Rd., Suite 400	Wayne,	PA		19087
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code		(610)	225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	TFX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
f an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Redemption of 5.25% Senior Notes due 2024
On November 15, 2019 (the “Redemption Date”), Teleflex Incorporated (the “Company”) redeemed $250,000,000 outstanding principal amount of its 5.25% Senior Notes due 2024 (the “Redeemed Notes”) using borrowings under the Company’s revolving credit agreement and cash on hand. The Redeemed Notes were redeemed at a redemption price equal to 102.625% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
104    The Cover Page from this Current Report on Form 8-K, formated in Inline XBRL

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2019	TELEFLEX INCORPORATED By: /s/ Jake Elguicze Name: Jake Elguicze Title: Treasurer and Vice President, Investor Relations